Exhibit 99.1

Microsoft Reports Record First-Quarter Revenue of $18.53 Billion

Robust enterprise sales and improving consumer demand drive broad-based growth.

REDMOND, Wash. — October 24, 2013 — Microsoft Corp. today announced revenue of $18.53 billion for the quarter ended September 30, 2013. Gross margin, operating income, net income, and diluted earnings per share for the quarter were $13.42 billion, $6.33 billion, $5.24 billion, and $0.62 per share.

These financial results reflect the deferral of $113 million of revenue primarily related to Windows 8.1 Pre-sales. All growth comparisons in the press release relate to the corresponding period in the last fiscal year, unless otherwise noted.

The following table reconciles these financial results reported in accordance with generally accepted accounting principles (GAAP) to non-GAAP financial results. We have provided this non-GAAP financial information to aid investors in better understanding the company’s performance.

	Three Months Ended September 30,			Percentage Change

(In millions, except per share amounts and percentages)	Revenue	Operating income	Diluted EPS	Revenue	Operating income	Diluted EPS

2012 As reported (GAAP)	$16,008	$5,308	$0.53

Revenue deferred for Windows Upgrade Offer, Windows 8 Pre-sales, and Office Offer	$1,356	$1,356	$0.13

2012 As adjusted (non-GAAP)	$17,364	$6,664	$0.65

2013 As reported (GAAP)	$18,529	$6,334	$0.62	16%	19%	17%

Revenue deferred primarily related to Windows 8.1 Pre-sales	$113	$113	$0.01

2013 As adjusted (non-GAAP)	$18,642	$6,447	$0.63	7%	(3)%	(3)%

“Our devices and services transformation is progressing and we are launching a wide range of compelling products and experiences this fall for both business and consumers,” said Steve Ballmer, chief executive officer at Microsoft. “Our new commercial services will help us continue to outgrow the enterprise market, and we are seeing lots of consumer excitement for Xbox One, Surface 2 and Surface Pro 2, and the full spectrum of Windows 8.1 and Windows Phone devices.”

“We saw strong focus across our teams, generating record first-quarter revenue even as we navigate a fundamental business transition. Our enterprise renewals were very healthy and our devices and consumer business continued to improve,” said Amy Hood, chief financial officer at Microsoft. “We are making strategic investments in areas like technological innovation, supply chain management, and global cloud operations to build for the future and create long-term shareholder value.”

Devices and Consumer revenue grew 4% to $7.46 billion.

•	Windows OEM revenue declined 7%; Windows Pro revenue grew for the second consecutive quarter.

•	Surface revenue grew to $400 million with sequential growth in revenue and units sold over the prior quarter.

•	Search advertising revenue grew 47% driven by an increase in revenue per search and volume.

Commercial revenue grew 10% to $11.20 billion.

•	SQL Server revenue grew double-digits, with SQL Server Premium revenue growing more than 30%.

•	Lync, SharePoint, and Exchange, our productivity server offerings, collectively grew double-digits.

•	Commercial cloud revenue grew 103%.

“We continue to execute well across our businesses and we are seeing robust demand for our enterprise products and cloud services. Strong customer adoption of Office 365, Azure, and Dynamics CRM Online is accelerating our business transition to the cloud,” said Kevin Turner, chief operating officer at Microsoft. “Our investments in SQL database platform, Hyper-V, System Center, and Lync are driving market share gains as these comprehensive solutions enable customers to increase their insight and efficiency.”

Business Outlook

Microsoft will provide forward-looking guidance in connection with this quarterly earnings announcement on its earnings conference call and webcast detailed below.

Webcast Details

Amy Hood, executive vice president and chief financial officer, Frank Brod, chief accounting officer, and Chris Suh, general manager of Investor Relations, will host a conference call and webcast at 2:30 p.m. PDT (5:30 p.m. EDT) today to discuss details of the company’s performance for the quarter and certain forward-looking information. The session may be accessed at http://www.microsoft.com/investor. The webcast will be available for replay through the close of business on October 24, 2014.

Adjusted Financial Results and Non-GAAP Measures

For the first quarter of fiscal year 2014, GAAP revenue, operating income, and diluted earnings per share included the deferral of $113 million of revenue primarily related to Windows 8.1 Pre-sales. During the first quarter of fiscal year 2013, GAAP revenue, operating income, and diluted earnings per share included the deferral of $1.4 billion of revenue related to the Windows Upgrade Offer, Windows 8 Pre-sales, and Office Offer. These items are defined below. In addition to these financial results reported in accordance with GAAP, we have provided certain non-GAAP financial information to aid investors in better understanding the company’s performance. Presenting these measures without the impact of these items gives additional insight into operational performance and helps clarify trends affecting the company’s business. For comparability of reporting, management considers this information in conjunction with GAAP amounts in evaluating business performance. These non-GAAP financial measures should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

Non-GAAP Definitions

Revenue deferred on Pre-sales of Windows 8.1 to original equipment manufacturers and retailers before general availability (“Windows 8.1 Pre-sales”).

Revenue deferred on sales of Windows 7 with an option to upgrade to Windows 8 Pro at a discounted price (the “Windows Upgrade Offer”) and Pre-sales of Windows 8 to OEMs and retailers before general availability.

Revenue deferred on sales of the previous version of the Microsoft Office system, with a guarantee to be upgraded to the new Office at minimal or no cost (the “Office Upgrade Offer”) and Pre-sales of the new Office to OEMs and retailers before general availability (collectively, the “Office Offer”).

About Microsoft

Founded in 1975, Microsoft (Nasdaq “MSFT”) is the worldwide leader in software, services and solutions that help people and businesses realize their full potential.

Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	intense competition in all of Microsoft’s markets;

•	increasing focus on services presents execution and competitive risks;

•	significant investments in new products and services that may not be profitable;

•	acquisitions, joint ventures, and strategic alliances, including our acquisition of Nokia’s Devices and Services business, may have an adverse effect on our business;

•	Microsoft’s continued ability to protect its intellectual property rights;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	the possibility of unauthorized disclosure of significant portions of Microsoft’s source code;

•	cyber-attacks and security vulnerabilities in Microsoft products that could reduce revenue or lead to liability;

•	improper disclosure of personal data that could result in liability and harm to Microsoft’s reputation;

•	outages, data losses, and disruptions of our online services if we fail to maintain an adequate operations infrastructure;

•	government litigation and regulation that may limit how Microsoft designs and markets its products;

•	Microsoft’s ability to attract and retain talented employees;

•	delays in product development and related product release schedules;

•	adverse economic or market conditions my harm our business;

•	adverse results in legal disputes;

•	unanticipated tax liabilities;

•	our hardware and software products may experience quality or supply problems;

•	impairment of goodwill or amortizable intangible assets causing a charge to earnings;

•	exposure to increased economic and regulatory uncertainties from operating a global business; and

•	catastrophic events or geo-political conditions may disrupt our business.

For further information regarding risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations website at http://www.microsoft.com/investor.

All information in this release is as of October 24, 2013. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, press only:

Rapid Response Team, Waggener Edstrom Worldwide, (503) 443-7070, rrt@waggeneredstrom.com

For more information, financial analysts and investors only:

Chris Suh, general manager, Investor Relations, (425) 706-4400

Note to editors: For more information, news and perspectives from Microsoft, please visit the Microsoft News Center at http://www.microsoft.com/news/. Web links, telephone numbers, and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. PDT conference call with investors and analysts, is available at http://www.microsoft.com/investor.

MICROSOFT CORPORATION

INCOME STATEMENTS

(In millions, except per share amounts)(Unaudited)

	Three Months Ended September 30,

	2013	2012

Revenue	$18,529	$16,008
Cost of revenue	5,114	4,168

Gross margin	13,415	11,840
Operating expenses:
Research and development	2,767	2,460
Sales and marketing	3,304	2,945
General and administrative	1,010	1,127

Total operating expenses	7,081	6,532

Operating income	6,334	5,308
Other income	74	226

Income before income taxes	6,408	5,534
Provision for income taxes	1,164	1,068

Net income	$5,244	$4,466

Earnings per share:
Basic	$0.63	$0.53
Diluted	$0.62	$0.53
Weighted average shares outstanding:
Basic	8,339	8,396
Diluted	8,434	8,494
Cash dividends declared per common share	$0.28	$0.23

MICROSOFT CORPORATION

COMPREHENSIVE INCOME STATEMENTS

(In millions)(Unaudited)

	Three Months Ended September 30,
	2013	2012

Net income	$5,244	$4,466
Other comprehensive income:
Net unrealized losses on derivatives (net of tax effects of $(3) and $(24))	(26)	(45)
Net unrealized gains on investments (net of tax effects of $492 and $148)	952	274
Translation adjustments and other (net of tax effects of $33 and $91)	62	169

Other comprehensive income	988	398

Comprehensive income	$6,232	$4,864

MICROSOFT CORPORATION

BALANCE SHEETS

(In millions)(Unaudited)

	September 30, 2013	June 30, 2013

Assets

Current assets:
Cash and cash equivalents	$4,023	$3,804
Short-term investments (including securities loaned of $484 and $579)	76,649	73,218

Total cash, cash equivalents, and short-term investments	80,672	77,022
Accounts receivable, net of allowance for doubtful accounts of $294 and $336	11,007	17,486
Inventories	2,613	1,938
Deferred income taxes	1,258	1,632
Other	3,900	3,388

Total current assets	99,450	101,466
Property and equipment, net of accumulated depreciation of $13,038 and $12,513	10,774	9,991
Equity and other investments	11,995	10,844
Goodwill	14,667	14,655
Intangible assets, net	2,982	3,083
Other long-term assets	2,480	2,392

Total assets	$142,348	$142,431

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,841	$4,828
Short-term debt	1,300	0
Current portion of long-term debt	2,000	2,999
Accrued compensation	2,856	4,117
Income taxes	834	592
Short-term unearned revenue	18,585	20,639
Securities lending payable	582	645
Other	3,625	3,597

Total current liabilities	34,623	37,417
Long-term debt	12,632	12,601
Long-term unearned revenue	1,629	1,760
Deferred income taxes	2,236	1,709
Other long-term liabilities	9,587	10,000

Total liabilities	60,707	63,487

Commitments and contingencies
Stockholders’ equity:
Common stock and paid-in capital — shares authorized 24,000; outstanding 8,346 and 8,328	67,230	67,306
Retained earnings	11,680	9,895
Accumulated other comprehensive income	2,731	1,743

Total stockholders’ equity	81,641	78,944

Total liabilities and stockholders’ equity	$142,348	$142,431

MICROSOFT CORPORATION

CASH FLOW STATEMENTS

(In millions)(Unaudited)

	Three Months Ended September 30,
	2013	2012

Operations
Net income	$5,244	$4,466
Adjustments to reconcile net income to net cash from operations:
Depreciation, amortization, and other	954	710
Stock-based compensation expense	635	603
Net recognized losses on investments and derivatives	93	11
Excess tax benefits from stock-based compensation	(205)	(177)
Deferred income taxes	404	38
Deferral of unearned revenue	7,436	8,209
Recognition of unearned revenue	(9,677)	(8,770)
Changes in operating assets and liabilities:
Accounts receivable	6,617	6,156
Inventories	(667)	(473)
Other current assets	(556)	(385)
Other long-term assets	(81)	(233)
Accounts payable	(276)	(567)
Other current liabilities	(1,255)	(1,287)
Other long-term liabilities	(461)	183

Net cash from operations	8,205	8,484

Financing
Short-term borrowings, maturities less than 90 days, net	712	0
Proceeds from issuance of debt	588	0
Repayments of debt	(1,000)	0
Common stock issued	203	417
Common stock repurchased	(2,188)	(1,632)
Common stock cash dividends paid	(1,916)	(1,676)
Excess tax benefits from stock-based compensation	205	177

Net cash used in financing	(3,396)	(2,714)

Investing
Additions to property and equipment	(1,231)	(603)
Acquisition of companies, net of cash acquired, and purchases of intangible and other assets	(15)	(1,145)
Purchases of investments	(14,768)	(20,138)
Maturities of investments	347	1,259
Sales of investments	11,117	13,307
Securities lending payable	(64)	(399)

Net cash used in investing	(4,614)	(7,719)

Effect of exchange rates on cash and cash equivalents	24	47

Net change in cash and cash equivalents	219	(1,902)
Cash and cash equivalents, beginning of period	3,804	6,938

Cash and cash equivalents, end of period	$4,023	$5,036

MICROSOFT CORPORATION

SEGMENT REVENUE AND GROSS MARGIN

(In millions)(Unaudited)

	Three Months Ended September 30,
	2013	2012

Revenue
Devices and Consumer Licensing	$4,343	$4,678
Devices and Consumer Hardware	1,485	1,084
Devices and Consumer Other	1,635	1,400
Commercial Licensing	9,594	8,945
Commercial Other	1,603	1,248
Corporate and Other	(131)	(1,347)

Total revenue	$18,529	$16,008

Gross Margin
Devices and Consumer Licensing	$3,925	$4,103
Devices and Consumer Hardware	206	448
Devices and Consumer Other	352	362
Commercial Licensing	8,801	8,183
Commercial Other	275	105
Corporate and Other	(144)	(1,361)

Total gross margin	$13,415	$11,840